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                      [SEMPLE & COOPER, P.L.C. LETTERHEAD]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated September 5, 1996, accompanying the consolidated financial statements of Capital Title Group, Inc. (Formerly Capital Title Agency, Inc.) for the years ended October 31, 1995 and 1994, contained in the Form 10-SB Registration Statement. We consent to the use of the aforementioned report as referenced in the Form 10-SB.

Certified Public Accountants                            Semple & Cooper, P.L.C.
January 9, 1997